UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

Flagstar Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan		48098
(Address of principal executive offices)		(Zip Code)

(248) 312-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 2, 2011, Flagstar Bank, FSB (the “Bank”), the wholly owned subsidiary of Flagstar Bancorp, Inc. (the “Company”), completed the sale of its 22-branch retail bank franchise in Indiana to First Financial Bank, N.A. (the “First Financial”), a wholly owned subsidiary of First Financial Bancorp, Inc., pursuant to a Purchase and Assumption Agreement dated August 15, 2011 by and among the Bank, the Company and First Financial. At closing, the Bank sold approximately $340 million of consumer and commercial deposits and $120 million of government and municipal deposits associated with the branches. A copy of the Company’s press release announcing the completion of the sale is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press release of Flagstar Bancorp, Inc. dated December 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: December 2, 2011	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer